EXHIBIT 99.1

Lyell Immunopharma Appoints Lynn Seely, MD as President and Chief Executive Officer

SOUTH SAN FRANCISCO, Calif., Dec. 15, 2022 — Lyell Immunopharma, Inc. (Nasdaq: LYEL), a clinical-stage T-cell reprogramming company dedicated to developing curative cell therapies for patients with solid tumors, announced that Lynn Seely, MD, a member of the company’s board and former president and chief executive officer (CEO) of Myovant Sciences, has been named Lyell’s president & CEO effective today. Dr. Seely succeeds Ms. Liz Homans following a four-year tenure as president and then CEO. Ms. Homans will remain a consultant to the company through June 2024.

Dr. Seely has extensive biopharmaceutical leadership experience with a track record of success building companies and developing new medicines in oncology and women’s health. She was previously the president & CEO of Myovant Sciences which gained marketing approval and launched ORGOVYX for men with advanced prostate cancer and MYFEMBREE for women with uterine fibroids and endometriosis. She was previously the chief medical officer at Medivation for a decade where she oversaw the development and marketing approval of XTANDI for men with castration-resistant prostate cancer. She joined the Lyell Board in May 2021 and serves as the lead independent director for Blueprint Medicines. Dr. Seely trained in internal medicine at Yale-New Haven Hospital, completed a basic science and clinical fellowship in endocrinology and metabolism at the University of California, San Diego where she was on faculty before joining industry.

“My decision to transition from my role at Lyell was a difficult one, but I am excited about the next chapter for the company under Lynn’s leadership,” said Ms. Homans. “Leading Lyell to become a fully integrated company with two clinical stage programs has been a privilege. I am incredibly proud of the team we have built and all that we have accomplished together. Lynn’s expertise in leading teams to success on complex rapidly moving programs is a perfect fit for this stage of Lyell’s growth.”

“Liz has made tremendous contributions to Lyell, building a strong foundation for the company and setting Lyell on a trajectory for success. We support Liz in her decision and thank her for her steadfast leadership,” said Rick Klausner, MD, chair of Lyell Board of Directors. “Lynn is a proven leader with deep industry expertise and a history of successfully leading oncology clinical development programs. She has made significant contributions as a board member, and we are delighted she has enthusiastically agreed to step into this leadership position.”

“I am honored to be taking on this new role at such an exciting time,” commented Lynn Seely, MD, Lyell’s president and chief executive officer. “Since becoming a member of Lyell’s board, I have been so impressed with Lyell’s groundbreaking science, state-of-the-art manufacturing capabilities, and the passion and commitment of the Lyell team to make a transformative difference in the lives of patients with solid tumors. I look forward to working even more closely with our exceptional team to turn Lyell’s vision into reality.”

About Lyell Immunopharma, Inc.

Lyell is a clinical-stage T-cell reprogramming company dedicated to developing curative cell therapies for patients with solid tumors. The company is advancing a pipeline of therapies designed to address what it believes are the primary barriers that limit consistent, reliable and curative responses to adoptive T-cell therapy: T-cell exhaustion and lack of durable stemness, which includes the ability to proliferate, persist and self-renew, as well as generate differentiated effector cell progenies to provide durable anti-tumor functionality. Lyell is applying its proprietary ex vivo genetic and epigenetic reprogramming technologies to address these barriers in order to develop new medicines with improved, durable and potentially curative clinical outcomes. Lyell is based in South San Francisco, California with facilities in Seattle and Bothell, Washington. To learn more, please visit www.lyell.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding: Lyell’s anticipated progress, business plans, business strategy and clinical trials; Lyell advancing its pipeline or growing its capabilities; the potential clinical benefits and therapeutic potential of Lyell’s product candidates; the anticipated benefits of the transition in management; the potential of Lyell reprogramming technologies to help resist cell-exhaustion; and other statements that are not historical fact. These statements are based on Lyell’s current plans, objectives, estimates, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: the effects of the COVID-19 pandemic; geopolitical instability; macroeconomic conditions; Lyell’s ability to submit planned INDs or initiate or progress clinical trials on the anticipated timelines, if at all; our lack of experience as a company in enrolling, conducting or completing clinical trials; Lyell’s ability to manufacture and supply its product candidates for its clinical trials; the preclinical profiles of Lyell’s product candidates not translating in clinical trials; the potential for results from clinical trials to differ from preclinical, early clinical, preliminary or expected results; significant adverse events, toxicities or other undesirable side effects associated with Lyell’s product candidates; the significant uncertainty associated with Lyell’s product candidates ever receiving any regulatory approvals; Lyell’s ability to obtain, maintain or protect intellectual property rights related to its product candidates; implementation of Lyell’s strategic plans for its business and product candidates; the sufficiency of Lyell’s capital resources and need for additional capital to achieve its goals; and other risks, including those described under the heading “Risk Factors” in Lyell’s most recently filed quarterly report on Form 10-Q and subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Lyell undertakes no duty to update such information except as required under applicable law.

Contact:

Ellen Rose

Senior Vice President, Communications and Investor Relations

erose@lyell.com